Exhibit 10.1

            NORTHLAND CRANBERRIES, INC. SEVERANCE AND STAY BONUS PLAN

                                   ARTICLE I
                           EFFECTIVE DATE AND PURPOSE

          Northland Cranberries, Inc. has adopted this Northland Cranberries, Inc. Severance and Stay Bonus Plan (the "Plan") effective April 14, 2000. The Company recognizes that circumstances may arise in which a Change in Control of the Company (as defined herein) occurs, through acquisition or otherwise, thereby causing uncertainty about the future employment of certain key employees of the Company without regard to such employee's competence or past contributions, which uncertainty may result in the loss of valuable services of the employee to the detriment of the Company and its shareholders. The purpose of this Plan is to provide an incentive for such employees to remain employed with the Company during certain periods during which a Change in Control of the Company is contemplated, and to provide reasonable security to such employees against changes in the employee's relationship with the Company in the event of any such Change in Control of the Company, thereby permitting such employees to continue to perform their duties and responsibilities with reference only to the best interests of the Company and its shareholders.

                                   ARTICLE II
                                   DEFINITIONS

          Section 2.1 Act. "Act" means the Securities Exchange Act of 1934, as amended.

          Section 2.2 Affiliate and Associate. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations of the Act.

          Section 2.3 Announcement Date. "Announcement Date" means the date on which the Company issues a public announcement that is has retained investment advisors for the purpose of advising the Company with respect to a possible sale or business combination involving the Company that, if consummated, would result in a Change in Control of the Company.

          Section 2.4 Base Compensation. "Base Compensation" means the Eligible Employee's annual rate of base pay and opportunity for bonuses, prior to reduction for (i) taxes, (ii) contributions to any qualified or nonqualified retirement plan, or (iii) contributions to a Section 125 cafeteria plan.

          Section 2.5 Beneficial Owner. For purposes of this Plan, a Person shall be deemed to be the "Beneficial Owner" of any securities:

          (a) which such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the


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exercise of conversion rights,  exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase;

          (b) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this Subsection (b) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (ii) is not also then reportable on a Schedule 13D under the Act (or any comparable or successor report); or

          (c) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in Subsection
(b)(i) above) or disposing of any voting securities of the Company.

          Section 2.6 Board of Directors. "Board of Directors" means the Board of Directors of the Company.

          Section 2.7 Cause. "Cause" for termination of the Eligible Employee's employment from the Company shall be limited to (a) misappropriation by the Eligible Employee of funds of the Company; (b) the Eligible Employee personally and secretly obtaining profits from dealings with the Company; (c) the Eligible Employee's unreasonable neglect of, or refusal to perform, his duties or responsibilities; or (d) the Eligible Employee's conviction of a serious crime involving moral turpitude.

          Section 2.8 Change in Control Date. "Change in Control Date" means the first date on which a Change in Control of the Company has occurred.

          Section 2.9 Change in Control of the Company. A "Change in Control of the Company" shall be deemed to occur if:

          (a) any Person (other than any employee benefit plan of the Company, any subsidiary of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan or any Person who currently owns, or is the Beneficial Owner of, 25% or more of the combined voting power of the Company's currently outstanding securities) is or becomes the Beneficial Owner of securities of the


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

Company representing at least 25% of the combined voting power of the Company's then outstanding securities;

          (b) there shall be consummated (i) any consolidation, merger, share exchange or other business combination of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's capital stock would be converted into cash, securities or other property,  other  than a merger  of the  Company  in which  the  holders  of the
Company's capital stock immediately prior to the merger have the same proportionate ownership of capital stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the consolidated assets of the Company; or

          (c) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

          Section 2.10 Code. "Code" means the Internal Revenue Code of 1986, including any amendments or successor tax codes.

          Section 2.11 Company. "Company" means Northland Cranberries, Inc. and any successor thereto or assignee thereof pursuant to Section 5.1.

          Section 2.12 Comparable Position. "Comparable Position" means, with respect to each Eligible Employee, such Eligible Employee's employment with the Company during the Employment Period in a position that provides to the Eligible
Employee:

          (a) Base Compensation at a rate that is at least ninety percent (90%) of the Eligible Employee's Base Compensation as in effect immediately prior to the Change in Control Date;

          (b) Participation in all benefit plans or arrangements providing for benefits for the Company's salaried employees in general, including but not limited to group life insurance, hospitalization, medical, dental, and profit sharing plans; and

          (c) Participation in all other fringe benefit or compensation plans or arrangements applicable to employees of the Company of comparable status and position to the Eligible Employee, including but not limited to relocation benefits, deferred compensation, split-dollar life insurance, supplemental retirement, stock option, stock appreciation, stock bonus and similar or comparable plans or arrangements.

          Section 2.13 Eligible Employee. "Eligible Employee" means an employee of the Company listed on Schedule A or Schedule B attached hereto.

          Section 2.14 Employment Period. "Employment Period" means a period commencing on the Change in Control Date and ending at 11:59 p.m. Central Standard Time on the following:

          (a) For Category One Employees (as listed on Schedule A attached hereto), the date that is one year following the Change in Control Date;

          (b) For Category Two Employees (as listed on Schedule A attached hereto), the date that is nine months following the Change in Control Date; and

          (c) For Category Three and Category Four Employees (as listed on Schedule A attached hereto), the date that is six months following the Change in Control Date.

          Section 2.15 Enterprise Value. "Enterprise Value" means, in connection with a Change in Control of the Company, the sum of (a) the consideration paid to the shareholders of the Company, and (b) the Company's funded debt.

          Section 2.16 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          Section 2.17 Person. "Person" means any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.

                                  ARTICLE III
                               PAYMENT CONDITIONS

          Section 3.1 Stay Bonus. Subject to the provisions of Article IV, each Eligible Employee listed on Schedule A who is continuously employed by the Company during the period beginning on the Announcement Date and ending on the day immediately preceding the Change in Control Date shall be eligible to receive, and the Company shall promptly pay, a bonus in an amount determined in the sole and absolute discretion of the management of the Company, which amount shall not exceed the maximum amount indicated for such Eligible Employee on Schedule A attached hereto.

          Section 3.2 Severance Pay. Subject to the provisions of Article IV, in the event of an Eligible Employee's Covered Termination (as defined below), the Eligible Employee shall be entitled to receive, and the Company shall promptly pay, the amount specified with respect to such Eligible Employee on Schedule A attached hereto, which corresponds to whether the Covered Termination represents an "A Termination" or "B Termination." A "Covered Termination" means a termination of the Eligible Employee's employment from the Company prior to the end of the Employment Period as a result of:

          (a) A Termination. Any of the following: (i) the Company's termination of such Eligible Employee's employment for any reason other than Cause; (ii) the


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

Eligible Employee's voluntary termination of employment from the Company as a result of the Company's failure to provide a Comparable Position for such Eligible Employee; or (iii) the Eligible Employee's voluntary termination of employment from the Company as a result of a requirement by the Company that the Eligible Employee's services be principally rendered in an office or location that is more than thirty-five (35) miles from the office or location at which the Eligible Employee was principally employed immediately prior to the Change in Control Date, and for which the Company fails to provide relocation benefits applicable to employees of the Company of comparable status and position to the Eligible Employee in connection with such relocation.

          (b) B Termination. The Eligible Employee's voluntary termination of employment from the Company as a result of a requirement by the Company that the Eligible Employee's services be principally rendered in an office or location that is more than thirty-five (35) miles from the office or location at which the Eligible Employee was principally employed immediately prior to the Change in Control Date, and for which the Company provides relocation benefits applicable to employees of the Company of comparable status and position to the Eligible Employee in connection with such relocation.

          Section 3.3 Change of Control  Payment.  Subject to the  provisions of
Article IV, each Eligible Employee who is listed on Schedule B and is employed by the Company on the day immediately preceding the Change in Control Date shall be eligible to receive, and the Company shall promptly pay, a change in control payment in the amount indicated for such Eligible Employee on Schedule B attached hereto.

                                   ARTICLE IV
                                  PAYMENT TERMS

          Section 4.1 Payment. Subject to the limits set forth in Sections 4.2 and 4.3, any payment due under Section 3.1 or Section 3.3 shall be paid to the Eligible Employee in cash equivalent on the Change in Control Date, and any payment due under Section 3.2 shall be paid to the Eligible Employee in cash equivalent no later than ten (10) business days after the Eligible Employee's Covered Termination. The Eligible Employee shall not be required to mitigate the amount of any such payment by securing other employment or otherwise, nor will such payment be reduced by reason of the Eligible Employee securing other employment or for any other reason. The payments provided hereunder shall be provided in addition to any other severance payments to which the Eligible Employee would be entitled under any employment agreement then in effect.

          Section 4.2 Parachute Limitation. It is the intention of the Company that no portion of any payment due hereunder, or payments to or for the benefit of the Eligible Employee under any other agreement or plan of the Company, regardless of whether such payment or benefit was paid or provided for prior to the Covered Termination (herein all collectively referred to as the "Total Payments"), be deemed to


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

be an "excess parachute payment" as defined in Section 280G of the Code. The present value of the Total Payments and any other payments to or for the benefit of the Eligible Employee in the nature of compensation, receipt of which are contingent on the Change in Control of the Company and to which Section 280G of the Code or any successor provision thereto applies (in the aggregate "Total Benefits") shall not exceed an amount equal to one dollar less than the maximum amount which the Eligible Employee may receive without becoming subject to the tax imposed by Section 4999 of the Code or any successor provision (the "Excise Tax") or which the Company may pay without loss of deduction under Section 280G(a) of the Code or any successor provision thereto. Present value for purposes of this Plan shall be calculated in accordance with Section 280G(d)(4) of the Code or any successor provision thereto. Within forty-five (45) days following a Covered Termination or notice by either party to the other of its belief that there is a payment or benefit due the Eligible Employee which will result in an excess parachute payment, the Eligible Employee and the Company, at the Company's expense, shall obtain the opinion of such legal counsel (the opinion of legal counsel need not be unqualified), and certified public accountants as the Eligible Employee may choose, which sets forth (a) the amount of the Base Period Income (as defined below) of the Eligible Employee, (b) the present value of Total Benefits, and (c) the amount and present value of any excess parachute payments. In the event that such opinions determine that there would be an excess parachute payment, the payments otherwise due hereunder or any other payment determined by such counsel to be includible in the Total Benefits, shall be reduced or eliminated as specified by the Eligible Employee in writing delivered to the Company within thirty (30) days of his receipt of such opinions or, if the Eligible Employee fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculation set forth in such opinions the Total Benefits paid to the Eligible Employee shall be an amount equal to one dollar less than the maximum amount which the Eligible Employee may receive without becoming subject to the Excise Tax (the "Reduced Amount"). For purposes of this Plan, the term "Base Period Income" shall be an amount equal to the Eligible Employee's "annualized includible compensation" from the Company for the "base period" as defined in Sections 280G(d)(1) and (2) of the Code or any successor provisions thereto. In the event that the provisions of Sections 280G and 4999 of the Code or any successor provision are repealed without succession this provision shall be of no further force or effect.

          As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by legal counsel and accountants as provided in this provision, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Eligible Employee pursuant to this Plan which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Eligible Employee pursuant to this Plan could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that such legal counsel, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Eligible Employee which such legal counsel believes has a high probability of success or other controlling precedent or substantial authority, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Eligible Employee shall be treated for all purposes as a loan to the Eligible Employee which the Eligible Employee shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Eligible Employee to the Company if and to the extent such payment would not reduce the amount which is subject to the excise tax under Section 4999 of the Code. In the event that such legal counsel, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Eligible Employee together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

          Section 4.3 Individual Severance Payment Limit.

          (a) Notwithstanding any other provision of this Plan, on the Change of Control Date, Schedule A hereto shall be amended to provide for an "Individual Severance Payment Limit" in the event that the Company determines that the maximum payments otherwise due hereunder (assuming each Eligible Employee is entitled to the maximum Stay Bonus and the maximum severance payment provided hereunder), when aggregated with any payments accrued, made or due under any other agreement with or plan of the Company which provides for payments to any employee of the Company in the event of a Change in Control of the Company (in the aggregate "Total Change in Control Payments"), exceed an amount that is equal to 1 1/2% of the Enterprise Value (the "Enterprise Value Limit").

          (b) The Individual Severance Payment Limit for each Eligible Employee shall be determined in accordance with the following:

               (i) First, the Enterprise Value Limit shall be reduced by an amount equal to the Total Change in Control Payments which are accrued by, or have been paid to, all employees as of the Change in Control Date.

               (ii) Second,  the  Individual  Severance  Payment  Limit  for  an
                    Eligible Employee shall be determined by multiplying the amount determined under (i) above by a fraction, the numerator of which is the portion of the Total Change in Control Payments (prior to application of any limit) that is attributable to such Eligible Employee and the denominator of which is the Total Change in Control Payments (prior to application of any limit) of all Eligible Employees.

          In no event shall any severance payment made under Section 3.2 exceed the Individual Severance Payment Limit as determined herein.


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

          (c) If, after the last date on which a severance payment under Section
3.2 could be made hereunder, the Total Change in Control Payments actually accrued or paid as of such date do not exceed the Enterprise Value Limit (without taking into account any reduction thereof), then each Eligible Employee whose severance payment under Section 3.2 was limited by the Individual Severance Payment Limit shall be paid the difference between the amount that should have been paid to such Eligible Employee as severance pursuant to Schedule A but for the application of the Individual Severance Payment Limit and the amount actually paid to such Eligible Employee as severance following application of the Individual Severance Payment Limit (the "True-Up Payment"). In the event that the aggregate True-Up Payments to be made to all affected Eligible Employees would cause the Total Change in Control Payments to exceed the Enterprise Value Limit, each affected Eligible Employee shall receive a True-Up Payment equal to the amount of the Enterprise Value Limit that remains to be paid multiplied by a fraction, the numerator of which is such Eligible Employee's True-Up Payment (prior to application of any limit) and the denominator of which is the aggregate True-Up Payments (prior to application of any limit) that is to be made to all affected Eligible Employees.


                                   ARTICLE V
                             SUCCESSORS AND ASSIGNS

          Section 5.1 Successors and Assigns of Company. If the Company sells, assigns or transfers all or substantially all of its business and assets to any Person or if the Company merges into or consolidates or otherwise combines (where the Company does not survive such combination) with any Person (any such event, a "Sale of Business"), then the Company shall assign this Plan to such Person and cause such Person to expressly assume and agree to perform from and after the date of such assignment all of the terms, conditions and provisions imposed by this Plan upon the Company. In case of such assignment by the Company and the assumption and agreement by such Person, "Company" as used in this Plan shall thereafter mean the Person that assumes and agrees to perform this Plan as provided for in this Section 5.1 or that otherwise becomes bound by all the terms and provisions of this Plan by operation of law, and this Plan shall inure to the benefit of, and be enforceable by, such Person. The Eligible Employee shall, in his discretion, be entitled to proceed against any or all of such Persons, any Person which theretofore was such a successor to the Company and the Company (as so defined) in any action to enforce any rights of the Eligible Employee. Except as provided in this Section, this Plan shall not be assignable by the Company.

          Section 5.2 Successors and Assigns of Eligible  Employee.  An Eligible
Employee shall not have the right to assign, transfer, alienate, anticipate, pledge or encumber any portion of a payment due hereunder, nor shall such amounts be subject to seizure by legal process by any creditor of such Eligible Employee. All rights of the Eligible Employee under this Plan shall inure to the benefit of and be enforceable by the Eligible Employee's personal or legal representatives, executors, administrators, heirs and beneficiaries. In the event of the Eligible Employee's death, all amounts payable to the Eligible Employee under Sections 3.1, 3.2 and 3.3, if the Eligible Employee had lived, shall be paid to the Eligible Employee's estate, heirs or representatives; provided, however, that the foregoing shall not be construed to modify any terms of any benefit plan of the Company, as such terms are in effect on the date of the employee's death, that expressly govern benefits under such plan in the event of the Eligible Employee's death.


                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

          Section 6.1 Before Change in Control. This Plan may be amended from time to time, or terminated, at the discretion of the Board of Directors prior to a Change in Control of the Company, only by a written resolution adopted by the Board of Directors. Furthermore, the Plan will automatically terminate if the Company (a) is legally dissolved, (b) makes a general assignment for the benefit of its creditors, or (c) files for liquidation under the Bankruptcy Code. Notwithstanding the foregoing, the President of the Company shall have the limited authority, with necessity of action by the Board of Directors, to revise the Schedules attached hereto by deleting the name of an Eligible Employee to reflect such individual's termination of employment and inserting the name of the employee hired to replace such individual.

          Section 6.2 On and After Change in Control. Notwithstanding the foregoing, the Plan may not be amended or terminated or participation discontinued by the Company or its Board of Directors after the Change in Control Date until all payments due have been made hereunder.

                                  ARTICLE VII
                                ERISA INFORMATION

          Section 7.1 Plan Administrator. The Company shall serve as the Plan Administrator for purposes of ERISA. Notwithstanding the foregoing, the Board of Directors may appoint any individual to serve as Plan Administrator with such rights and duties as are specified herein. The Plan Administrator shall have full and complete authority over the operation and administration of the Plan, including, but not limited to, the authority to make appropriate determinations (including factual determinations) necessary for the administration of the Plan, interpret and apply the provisions of the Plan, authorize and direct payments, and establish such rules and regulations regarding the administration of the Plan as it deems necessary. The Plan Administrator's decisions shall be final and binding on all interested parties, unless arbitrary and capricious. The Plan Administrator's address and telephone number is:


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

                    Northland Cranberries, Inc.
                    800 First Avenue South
                    P.O. Box 8020
                    Wisconsin Rapids, WI  54495-80202
                    (715) 424-4444

          Section 7.2 Service of Process. The Plan Administrator is designated as agent of the Plan for service of legal process. Service of legal process may be made upon the Plan Administrator at the address indicated in Section 7.1.

          Section 7.3 Source of Payments. All payments made hereunder shall be made from the general assets of the Company.

          Section 7.4 Claims Procedures.

          (a) Any Eligible Employee claiming that a benefit hereunder has been wrongfully denied shall submit such claim in writing to the Plan Administrator within sixty (60) days of the date that the Eligible Employee claims that the Company's obligation to make payment arose.

          (b) If the claim is denied by the Plan Administrator, the Plan Administrator shall issue a written determination no later than sixty (60) days after receipt of such claim, indicating the reason or reasons for the denial; reference to pertinent provisions of the Plan on which such denial is based; a description of any additional material or information necessary for the claimant to perfect the claim together with an explanation of why the material or information is needed; and an explanation of the Plan's review procedure as described in subsection (c).

          (c) An Eligible  Employee may appeal a claim  denied under  subsection
(b) to the Plan Administrator within sixty (60) days of the date of the Plan Administrator's written determination denying payment. Such appeal must be addressed to the Plan Administrator and be in writing. If the appeal is denied, the Plan Administrator shall issue a written decision on the appeal no later than sixty (60) days after receipt of the appeal. The Plan Administrator's decision shall include the reasons for the decision and references to the pertinent provisions of the Plan on which the denial is based.

          (d) An Eligible Employee may not file suit in any court to enforce his or her rights hereunder until after such Eligible Employee has exhausted the claims procedures described in this Section 7.4. In no event may an Eligible Employee file suit in any court after one hundred and eighty (180) days following the Plan Administrator's written notice of denial of such Eligible Employee's appeal.

          Section 7.5 ERISA Rights.

          (a) Under ERISA, Eligible Employees are entitled to: (i) examine, without charge, at the Plan Administrator's office and at other specified locations such as worksites, all Plan documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports, if any; (ii) obtain copies of all Plan documents and other Plan information upon written request to the Plan
Administrator (for a reasonable charge for the copies); and (iii) receive a summary of the Plan's annual financial report, if any. The Plan Administrator is required by law to furnish each Eligible Employee with a copy of this summary report.

          (b) ERISA imposes duties upon the fiduciaries who are responsible for the operation of the Plan. The Plan's fiduciaries have a duty to operate the Plan prudently and in the interest of the Eligible Employees. No one, including the Company or any other person, may terminate an Eligible Employee's employment or otherwise discriminate against an Eligible Employee in any way to prevent an Eligible Employee from obtaining a benefit or exercising any rights under ERISA.

          (c) Under ERISA, there are steps an Eligible Employee can take to enforce the above rights. For instance, if an Eligible Employee requests materials from the Plan Administrator and does not receive them within thirty
(30) days, the Eligible Employee may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay such Eligible Employee up to $110 a day until the Eligible Employee receives the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

          (d) If an Eligible Employee's claim for a benefit is denied in whole or in part, the Eligible Employee must receive a written explanation of the reason for the denial. The Eligible Employee also has the right to have the Plan Administrator review and reconsider the claim. If an Eligible Employee has a claim for benefits which is denied or ignored, in whole or in part, such Eligible Employee may file suit in a state or federal court. If it should happen that the Plan's fiduciaries misuse the Plan's money, or if an Eligible Employee is discriminated against for asserting his or her rights under ERISA, such Eligible Employee may seek assistance from the U.S. Department of Labor, or may file suit in a federal court. The court will decide who may pay court costs and legal fees. If the Eligible Employee is successful, the court may order the person sued to pay these costs and fees. If the Eligible Employee loses, the court may order such Eligible Employee to pay these costs and fees.

          (e) If an Eligible Employee has any questions about the Plan, he or she should contact the Plan Administrator. If an Eligible Employee has any questions about this statement or about rights under ERISA, he or she should contact the nearest area office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in the telephone directory, or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.

          Section  7.6  ERISA   Information.   The  Company's  federal  employer
identification number is 39-1583759 and the number assigned by the Company to the Plan is 50_. The Plan's records are maintained on a calendar year basis.


                                  ARTICLE VIII
                                  MISCELLANEOUS

          Section 8.1 Notices. Notices given pursuant to this Plan shall be in writing and shall be deemed given when received by the Eligible Employee or when received by the Secretary or any officer of the Company other than the Eligible Employee. If mailed, such notice shall be mailed by United States registered or certified mail, return receipt requested, if to the Company, at the Company's address as specified in Section 7.1 and if to the Eligible Employee, at the last known address for the Eligible Employee on file in the Company's records.

          Section 8.2 Severability. The provisions of this Plan shall be regarded as divisible, and if any of such provisions or any part are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts and the applicability thereof shall not be affected thereby.

          Section 8.3 Withholding. The Company shall be entitled to withhold from amounts to be paid to the Eligible Employee any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold; provided, that the amount so withheld shall not exceed the minimum amount required to be withheld by law. The Company shall be entitled to rely on an opinion of nationally recognized tax counsel if any question as to the amount or requirement of any such withholding shall arise.

          Section 8.4 Governing Law; Resolution of Disputes. This Plan and the rights and obligations shall be governed by and construed in accordance with the laws of the State of Wisconsin to the extent not preempted by ERISA. The exclusive venue for any action shall be Madison, Wisconsin. The parties consent to personal jurisdiction in each trial court in the selected venue having subject matter jurisdiction notwithstanding their residence or situs, and each party irrevocably consents to service of process in the manner provided for the giving of notices.

          Section 8.5 No Waiver. No waiver by the Company or any Eligible Employee at any time of any breach by the other party of, or compliance with, any condition or provision of this Plan to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

          Section 8.6 Headings. The headings contained are for reference only and shall not affect the meaning or interpretation of any provision of this Plan.

                                                          SCHEDULE A

                                                          MAXIMUM STAY BONUS                  TYPE OF COVERED TERMINATION
                                                          ------------------                  ---------------------------

                                                                                               A                     B
                                                                                               -                     -

     CATEGORY ONE              SWENDROWSKI                    $252,000                     $      0              $      0
                               HAWK                             95,000                            0                     0
                               PAZUREK                          82,500                            0                     0
                               CORRIVEAU                       120,000                      120,000               120,000
                               HADDOW                           62,500                       62,500                62,500
                               STAUNER                          34,300                       63,700                63,700
                               LUKAS                            52,500                       45,000                45,000


                                                          MAXIMUM STAY BONUS                   A                     B
                                                          ------------------                   -                     -
     CATEGORY TWO              KLUS                            $52,500                      $60,000               $22,500
                               KRESS                            56,000                       64,000                24,000
                               LANG                             32,500                       52,000                13,000


                                                          MAXIMUM STAY BONUS                   A                     B
                                                          ------------------                   -                     -
     CATEGORY THREE            HADDOW JR                       $14,769                      $31,680                $4,800
                               TABER                            13,462                       29,167                 5,000
                               LEWIS                            15,346                       33,250                 5,700
                               THOMPSON, ALAN                   13,846                       30,000                 7,200
                               GREENING                         18,462                       40,000                 4,000
                               HERMAN                           21,000                       45,500                 4,200


                                                          MAXIMUM STAY BONUS                   A                     B
                                                          ------------------                   -                     -
     CATEGORY FOUR             BENGERT                         $ 6,308                      $13,667                    $0
                               FOSSUM                           10,000                       16,667                     0
                               CLARK                            22,500                       30,000                     0
                               EDWARDS                          15,200                       25,333                     0
                               HANSON                           14,800                       24,667                     0
                               VIDAL                            10,800                       18,000                     0
                               DENZINE                          10,000                       12,500                     0
                               SWENDROWSKI, MIKE                13,000                       13,000                     0
                               WILLARD                          18,375                       18,375                     0
                               CRAWFORD                         15,600                       19,500                     0
                               DEPEW                            18,750                       12,500                     0
                               COSTELLO                         16,500                       11,000                     0
                               TIERNEY                          20,975                       13,983                     0
                               SALTZMAN                          8,600                        7,167                     0
                               IWINSKI                          20,000                       13,333                     0
                               BREWER                           19,750                       13,167                     0
                               JENSEN                           15,000                       12,500                     0
                               HELM                             14,800                       12,333                     0
                               KEHOE                            17,500                       11,667                     0
                               KUENZI                           16,000                       13,333                     0
                               SUMMERS                          15,000                       12,500                     0
                               THOMPSON                         18,000                       15,000                     0
                               COCKRAM                          16,875                       11,250                     0
                               WALKER                           26,250                       17,500                     0
                               HALLOWELL                        27,500                       18,333                     0
                               KELLER                           30,375                       20,250                     0
                               WILSON                           33,250                       22,167                     0
                               AYERS                            26,250                       17,500                     0
                               SPENSKE                          32,000                       21,333                     0
                               CHANNEL                          15,000                       12,500                     0
                               MCCARTHY                         15,000                       12,500                     0


                                                            SCHEDULE B

                               EMPLOYEE                               CHANGE OF CONTROL PAYMENT
                               --------                               -------------------------

                               CORRIVEAU                                       $120,000
                               HADDOW                                          $ 62,500
                               STAUNER                                         $ 34,300
                               LUKAS                                           $ 52,500
